                                                              Exhibit 10.48
ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement (the "Agreement"), dated as of December 22, 2000, is by and between SBCT Telecom, Inc., a Delaware corporation ("SBCT") and Network Access Solutions Corporation, a Delaware corporation ("NAS") (each individually a "Party" and collectively the "Parties").


RECITALS

     WHEREAS, NAS wishes to assign to SBCT, and SBCT wishes to accept the assignment of, certain of NAS's existing collocation rights and obligations in certain BellSouth Telecommunications, Inc. ("BellSouth") central offices.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, SBCT and NAS agree as follows:


Section 1 :  Defined Terms

     In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used in this
Agreement:
     "AAA" means the American Arbitration Association.
     "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Business Day" means a day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions are authorized or required by law or executive order to remain closed in the State of Texas.
     "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 3 hereof.
     "Closing Date" means the date on which the Closing occurs. "Collocation Arrangement" means the collocation space and supporting structure for which NAS has applied (and whose construction is either underway or completed) pursuant to its Interconnection Agreements in each central office listed on Schedule A hereto. NAS makes no representation or warranty that any Collocation Arrangement meets the specifications that NAS requested in its application for that Collocation Arrangement or that any Collocation Arrangement is suitable for the purposes for which SBCT desires that Collocation Arrangement. A Collocation Arrangement shall not include any equipment, tools, supplies or other materials that NAS has placed in any such collocation space and supporting structure.
     "Collocation Arrangement Liabilities" means, for each Collocation Arrangement, any suits, claims, losses, damages, costs and expenses relating to, or arising from, the Collocation Arrangement that arise following the Closing applicable to that Collocation Arrangement, including any reduction in the value of the Collocation Arrangement resulting from any order issued by a Governmental Authority following the Closing, but shall not include any payment obligations NAS has agreed to discharge pursuant to that Master Agreement of even date herewith under which SBCT Communications Inc. will lend NAS money to discharge certain obligations with respect to Collocation Arrangements to be assigned to SBCT.
     "Consents" means all of the consents, permits or approvals of Governmental Authorities and other Persons necessary or required to consummate the transactions contemplated hereby.
     "Governmental Authority" means (i) the United States, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same and (ii) any foreign (as to the United States) sovereign entity and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.
     "Interconnection Agreements" means those interconnection agreements between NAS and BellSouth listed on Schedule A hereto.
     "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, and any order of or by any other Governmental Authority.
     "Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including any Judgment.
     "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for the purpose of security, any lien, mortgage, indenture, pledge, option, encumbrance, restriction on transfer, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest of any kind, which otherwise constitutes an interest in or claim against property.
     "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.
     "Losses" means any losses, liabilities, damages, Liens, penalties, costs, fines and expenses, whether in connection with any Litigation or otherwise, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts.
     "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, association, organization or unincorporated entity of any kind.

     "BellSouth Consent" means a letter agreement, substantially in the form attached hereto as Schedule B, effecting the consent of BellSouth to
(i) the assignment of the Collocation Arrangements to SBCT, (ii) the assumption by SBCT of the Collocation Arrangement Liabilities as contemplated herein, and (iii) the release by BellSouth of NAS from Collocation Arrangement Liabilities.

     "Required Regulatory Approval" means, with respect to the Collocation Arrangements in a given state, any approval by the public utility commission in that state that is required in order for NAS to assign the Collocation Arrangements in that state to SBCT in accordance with the terms of this Agreement.


Section 2 :  Terms of Assignment and Assumption

     2.1 Assignment of Collocation Arrangements. Subject to the terms and conditions of this Agreement, NAS hereby agrees, at each Closing, to assign, transfer, grant, sell, convey and deliver to SBCT all of NAS's right, title, interest, claim and demand in and to each Collocation Arrangement to which that Closing applies, and SBCT agrees to accept such assignment, transfer, grant, sale, conveyance, and deliver. NAS shall remove prior to each Closing any equipment, tools, supplies or other materials that it has placed in the relevant Collocation Arrangements.
     2.2 Assumption of Collocation Arrangement Liabilities. Subject to the terms and conditions of this Agreement, SBCT hereby agrees to pay, discharge and assume any and all Collocation Arrangement Liabilities.

     2.3 Occupancy and Use. The Parties acknowledge that SBCT's rights and obligations with respect to occupancy and use of the Collocation Arrangements shall be governed by a separate letter agreement by and between SBCT and BellSouth, in the form attached hereto as Schedule C.

     2.4  Consideration.

          As consideration for the assignment of a Collocation Arrangement to SBCT that is marked on Schedule A with a single asterisk, SBCT hereby agrees to pay NAS $84,210 at the Closing that applies to such Collocation Arrangement.

          (b)  As consideration for the transfer of a Collocation
Arrangement to SBCT that is marked on Schedule A with two asterisks, SBCT hereby agrees to compensate NAS pursuant to the terms of the First Amendment to Stock Purchase Agreement dated as even date herewith and Settlement Agreement and General Release dated as of even date herewith at the Closing that applies to such Collocation Arrangement.

          (c) In addition SBCT shall, in the event it returns any Collocation Arrangement marked on Schedule A with two asterisks to BellSouth rather than use that Collocation Arrangement for its own purposes, (i) apply to the balance due on the Senior Note issued to NAS pursuant to the Master Collocation Agreement of even date herewith any and all payments received from BellSouth upon BellSouth's subsequent sale of that Collocation Arrangement to another carrier which represent SBC's share of the proceeds from that subsequent sale; and (ii) provide written verification to NAS of the amount received from BellSouth along with the date that amount was received and applied to the loan. If there is no balance due on the Senior Note, including, but not limited to, any interest obligations, SBCT shall forward any such payments to NAS.

     2.5 Effectiveness of Assignment. The Parties hereby agree that the assignment of a Collocation Arrangement pursuant to Section 2.1 hereof and assumption of the Collocation Arrangement Liabilities pursuant to Section
2.2 hereof shall be effective upon the Closing applicable to the assignment of that Collocation Arrangement.

     2.6 Applications for Regulatory Approval. The Parties agree to jointly file and prosecute all applications requesting issuance of any Required Regulatory Approval and to share equally all costs, including legal fees and filing fees, in connection with the filing and prosecution of all such applications. The Parties further agree to file all such applications as promptly as possible once the Parties have a reasonable basis to believe that BellSouth will consent to assignment of a Collocation Application to SBCT.

Section 3 :  Closing

     Upon the terms and subject to the conditions contained herein (each Party agreeing to notify the other when all closing conditions have occurred), and unless otherwise mutually agreed, a Closing shall take place with respect to all Collocation Arrangements in a given state at the offices of Arnold & Porter in Washington, D.C., at 10 a.m. local time on the date which is two (2) Business Days following the satisfaction of all conditions set forth in Section 4 hereto with respect to those Collocation Arrangements; provided that the Closing may be effected through the transmission of documents by facsimile followed promptly by the transmission of hard copy by overnight courier.


Section 4 :  Conditions

     The obligations of each Party to consummate the transactions contemplated hereby with respect to the Collocation Arrangements in a given state shall be subject to each of the following conditions:

     4.1   NAS, SBCT and BellSouth have executed the BellSouth Consent.

     4.2 NAS has discharged in full all of its payment obligations applicable to the relevant Collocation Arrangements, including, but not limited to, any construction or installation costs, any costs for telecommunications services ordered to the Collocation Arrangements, any payments to contractors and suppliers, and any other costs incurred in connection with the Collocation Arrangements.

     4.3 NAS has removed, at its own expense, any and all equipment (e.g. electronic transmission equipment) or facilities (e.g. bays and cable racking) installed by or on behalf of NAS in the relevant Collocation Arrangement.

     4.4  The Parties have received any Required Regulatory Approval.


Section 5 :  Representations and Warranties of NAS and SBCT

     Each of NAS and SBCT hereby represents and warrants to each other, as of the date hereof, as follows:

     5.1 Organization and Standing. Each of NAS and SBCT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     5.2  Authorization.

          (a) This Agreement has been duly and validly executed and delivered by each of NAS and SBCT and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity.

          (b) Neither the execution, delivery or performance of this Agreement by such Party nor the consummation by such Party of the transactions contemplated herein will, with or without the giving of notice or the lapse of time, or both, (i) violate any Legal Requirements to which such Party is subject or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of such Party or any material agreement or commitment to which such Party is a party or by which such Party or any of such Party's assets, may be bound or affected.

     5.3 Litigation. There is no Litigation pending against or, to the best of such Party's knowledge, any basis for Litigation or threatened Litigation against such Party which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Each of NAS and SBCT represents and warrants that it is not a party to or involved in any Litigation which is reasonably likely to have a material adverse effect on such Party's ability to consummate, or which would prevent the consummation of, the transactions contemplated by this Agreement.

     5.4 No Consent Required. To the best of each Party's knowledge, no consents other than the BellSouth Consent and, with respect to the Collocation Arrangements in certain states, a Required Regulatory Approval, are required as a condition to the assignment of the Collocation
Arrangements to SBCT pursuant to this Agreement.


Section 6 :  Further Representations and Warranties of NAS

     NAS hereby represents and warrants to SBCT, as of the date hereof, as follows:

     6.1 Right to Assign Collocation Arrangements. NAS holds all of the right, title and interest in and to the Collocation Arrangements free and clear of any Liens and has full right and authority to transfer the Collocation Arrangements to SBCT in accordance with the terms of this Agreement.

     6.2 Absence of Default. Neither NAS nor any of its subsidiaries is in material default under or in material violation of any provision of any of the Interconnection Agreements, and neither the execution and delivery by NAS of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by NAS with its obligations hereunder will conflict with, or result in a breach or violation of, or constitute a default under, any provision of any of the Interconnection Agreements.

     6.3 No Payments Due. As of the Closing Date with respect to the Collocation Arrangements in a given state, NAS has paid to BellSouth all costs and expenses, including all application fees, relating to such Collocation Arrangements that are required to be paid by NAS to BellSouth pursuant to the applicable Interconnection Agreement. In addition, no payments of any costs or expenses relating to any such Collocation Arrangements that are required to be paid by NAS to BellSouth pursuant to the Interconnection Agreement or to contractors and suppliers are past due.


Section 7 :  Covenants

     7.1 Covenants of NAS. NAS hereby covenants and agrees with SBCT as follows:

          (a) Access to Information Relating to Collocation Arrangements. During the period prior to the Closing with respect to the Collocation Arrangements in a given state, NAS will grant to SBCT and its representatives reasonable access to all the books and records relating to the Collocation Arrangements; and, upon reasonable notice to NAS (and at NAS's option the right to accompany SBCT) and subject to obtaining the consent of BellSouth, NAS will permit SBCT to inspect the Collocation Arrangements, except that SBCT rather than NAS shall be required to pay any charge levied by BellSouth to make any such inspection visit.

               Ordinary Course Operation. Between the date of this Agreement and the Closing with respect to the Collocation Arrangements in a given state, NAS (i) shall maintain the effectiveness of the Interconnection Agreements applicable to Collocation Arrangements in that state and (ii) shall, in all material respects, remain in compliance with the terms of the Interconnection Agreements.

          7.2 Covenants of SBCT and NAS. SBCT and NAS hereby covenant and agree with each other that each of SBCT and NAS shall be required to execute the letter agreement referred to in Section 4.1 hereof unless this Agreement has terminated pursuant to the provisions of Section 10 hereof.


Section 8 :  Indemnification

     8.1 Indemnification by NAS. NAS hereby agrees to indemnify SBCT and its Affiliates, officers and directors and hold them harmless from any Losses suffered or incurred by any such indemnified party arising from or relating to (i) any breach of any representation, warranty, covenant or agreement in this Agreement; (ii) any Collocation Arrangement or service provided by NAS from such Collocation Arrangement prior to or on the date hereof; (iii) any costs or expenses relating to the Collocation Arrangements that were required to be paid by NAS to BellSouth pursuant to the Interconnection Agreements prior to or on the date hereof, and (iv) NAS's presence in any Collocation Arrangement or the removal of any equipment, tools, supplies or other material that it has placed in any Collocation Arrangement, in each case pursuant to Section 2.1 of this Agreement.

     8.2 Indemnification by SBCT. SBCT hereby agrees to indemnify NAS and its Affiliates, officers and directors and hold them harmless from any Losses suffered or incurred by any such indemnified party arising from or relating to (i) any breach of any representation, warranty, covenant or agreement in this Agreement, and (ii) any Collocation Arrangement or service provided by SBCT from such Callocation Arrangement subsequent to the date hereof.

          8.3 Losses. The amount of any Losses for which indemnification is provided under this Section 8 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses and shall be increased to take account of any Tax cost to the indemnified party and reduced to take account of any Tax benefit to the indemnified party arising from the incurrence or payment of any Losses.

          8.4 Procedures Relating to Third Party Claims. In order for a Party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying Party in writing of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying Party shall have been actually prejudiced as a result of such failure (except that the indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnified Party, the indemnifying Party will be entitled to participate in the defense thereof and upon notice to the Indemnified Party to assume the defense thereof provided that the indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's request for such consultation from time to time with respect to such suit, action or proceeding. If the indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying Party. The indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying Party has not assumed the defense thereof. Should the indemnifying Party so elect to assume the defense of a Third Party Claim, the indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Whether or not the indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the Parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying Party's request) the provision to the indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying Party's prior written consent.

     Any payment pursuant to this Section 8.4 shall be made not later than 15 days after receipt by the indemnifying Party of written notice from the Indemnified Party stating that any Third Party Claim has been paid by any Indemnified Party and the amount thereof and the indemnity payment requested.


Section 9 :  Arbitration

9.1  Resolution of Disputes.

     (a) The Parties shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (collectively, a "Dispute") promptly by negotiation between officers or employees who have authority to settle the Dispute. Any Party may give another Party a written notice (a "Dispute Notice") setting forth with reasonable specificity the nature of the Dispute and the identity of such Party's representatives who will attend and participate in the meeting at which the Parties will attempt to settle the Dispute. All negotiations pursuant to this Section 9.1 (a) shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current of future arbitration or litigation.

     (b) If the Dispute has not been resolved within thirty (30) days after the receipt of a Dispute Notice through negotiation as provided in
Section 9.1(a), then the Dispute shall be finally settled by arbitration in accordance with the commercial arbitration rules of the AAA then in effect. However, in all events, the arbitration provisions in this Section 9 shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in New York, New York, unless the Parties mutually agree to have the arbitration held elsewhere, and Judgment upon the award made therein may be entered by any court having jurisdiction over the award, over the applicable parties, or their respective assets; provided, however, that nothing contained in this
Section 9 shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another Party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. Any Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter hereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any claim hereunder.

  9.2  Arbitrators. Any such arbitration will be conducted before three
(3) arbitrators, one of whom shall be chosen by each party and the third of whom shall be chosen by the other two arbitrators. The parties may obtain lists of candidates from their choice of the AAA, JAMS or both, for their respective choices. If lists are obtained from both AAA and JAMS, the two arbitrators chosen by the parties shall choose the third arbitrator by reference to both lists. Each person chosen to serve as an arbitrator shall be a neutral and impartial attorney who has had training and experience as an arbitrator. The decision of a majority of the arbitrators will be the decision of the arbitrators. The arbitrators shall permit such discovery of information related to the controversy or claim in arbitration as they shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective.

  9.3 Costs and Fees. All fees and expenses of the arbitrators, expenses for hearing facilities and other expenses of the arbitration shall be borne equally by the Parties unless the arbitrators in the award assess such fees and expenses other than equally against the Parties, as provided herein. Each Party shall bear the fees and expenses of its own attorneys and witnesses except to the extent otherwise provided in this Agreement or by law; provided, that if the arbitrators determine that the claim or defense of any Party was frivolous or lacked a reasonable basis in fact or law, the arbitrators may assess against such Party all or part of the fees and expenses of attorneys and witnesses for the other Party.


Section 10     :  Termination

     10.1 Terminating Events.  This Agreement may be terminated as follows:

          (a)  By the mutual written consent of NAS and SBCT; or

          (b) By NAS, by ten (10) Business Days written notice to SBCT (if NAS is not then materially in default or breach of this Agreement), if SBCT shall default in any material respect in the performance of any of its obligations under this Agreement, and such default or breach has not been cured by SBCT within seven (7) Business Days following receipt of written notice from NAS of NAS's intention to terminate this Agreement; or

          (c) By SBCT, by ten (10) Business Days written notice to NAS (if SBCT is not then materially in default or breach of this Agreement), if NAS shall default in any material respect in the performance of any of its obligations under this Agreement, and such default or breach has not been cured by NAS within seven (7) Business Days following receipt of written notice from SBCT of SBCT's intention to terminate this Agreement.

          (d) If the parties have not received a Required Regulatory Approval by July 15, 2001, SBCT, in its sole discretion, at any time thereafter and by written notice to NAS, may terminate this Agreement as to the Collocation Arrangements in the state for which the Required Regulatory Approval has not been received, and SBCT shall have no liability to NAS with respect to such termination.

     10.2 Effect on Obligations. In the event of any termination of this Agreement pursuant to Section 10.1(a) or 10.1(d), no Party shall have any further liability hereunder, except for any liability or claim that arose prior to the termination. In the event of a termination under Section 10.1(b) or 10.1(c), all Parties shall retain all their rights at law or in equity.


Section 11     :  Miscellaneous

     11.1 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.

     11.2 Successors and Assigns. This Agreement may not be assigned by NAS or SBCT without the consent of the other Party (which consent shall not be unreasonably withheld) except that (i) SBCT may assign this Agreement to any wholly-owned subsidiary of SBCT that agrees to be bound by all of the terms hereof and (ii) NAS may assign this Agreement to an NAS Affiliate, or an entity acquiring all or substantially all of NAS's assets or equity, in each case that agrees to be bound by all of the terms hereof, and provided that no such permitted assignment shall relieve any Party hereto of any liability for a breach of this Agreement by such Party or its assignee. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs or successors in interest.

     11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          11.4 Expenses. Except as specifically provided herein, SBCT and NAS shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own consultants, accountants and counsel.

     11.5 Notices. Any notice, request, instruction or other document to be given hereunder by either Party hereto to the other Party shall be in writing and shall be deemed given upon receipt if delivered personally or by telex or facsimile, the next day if by express mail or three days after being sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or at such other address for a Party as shall be specified by like notice provided that such notice shall be effective only after receipt thereof):

If to SBCT:

Vice President &
General Counsel
SBCT Telecom, Inc.
5800 Northwest Parkway,
1C40
San Antonio, TX  78205
Facsimile:  (210) 641-
3547

With a copy (which
shall
not constitute notice)
to:

SBC Telecom, Inc.
Three Bell Plaza, Room
1002
Dallas, TX  75202
Facsimile:  (214) 858-
3275

If to NAS:

Jonathan Aust, CEO
Network Access
Solutions Corp.
13650 Dulles Technology
Drive
Herndon, VA  20171
Facsimile:  (703)  793-
5400

With a copy (which
shall
not constitute notice)
to:

Legal Department
Network Access
Solutions Corp.
13650 Dulles Technology
Drive
Herndon, VA  20171
Facsimile:  (703) 793-
5409

     11.6 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, it being the intent of the Parties to maintain the benefit of the bargain for all Parties.

          11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction.

          11.8 Duty to Cooperate. The Parties agree to cooperate in good faith to take any action not specifically set forth in this Agreement that is reasonably required to effectuate the intent of this Agreement, including the transactions described in this Agreement.

     11.9 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

Signatures are on the next page
     IN WITNESS WHEREOF, the Parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer, hereunto duly authorized, on the date first above written.


                              NETWORK ACCESS SOLUTIONS CORPORATION

                              By: /s/ Jonathan P. Aust
                                   Name:  Jonathan P. Aust
                                   Title:    Chief Executive Officer



                              SBCT TELECOM, INC.

                              By: /s/ Lea Ann Champion
                                   Name: Lea Ann Champion
                                   Title: President and CEO

SCHEDULE A

LIST OF INTERCONNECTION AGREEMENTS AND COLLOCATION ARRANGEMENTS


TO BE PROVIDED BY NAS

SCHEDULE B

BELLSOUTH CONSENT






SCHEDULE C

BELLSOUTH/SBCT LETTER AGREEMENT